CERTIFICATION

The undersigned hereby certifies in his capacity as an officer of Air T, Inc. (the "Company") that, to the best of his knowledge, the Form 10-Q for the nine months ended December 31, 2007 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: January 31, 2008                                                             /s/ Walter Clark
                                                                                Walter Clark, Chief Executive Officer

Date: January 31, 2008                                                            /s/ John Parry
John Parry, Chief Financial Officer